UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

TD Ameritrade Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-49992	82-0543156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4211 South 102nd Street Omaha, Nebraska		68127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the management incentive program of TD Ameritrade Holding Corporation, for the remainder of fiscal year 2012, the annual incentive target for J. Thomas Bradley, Jr., executive vice president, retail distribution, was increased by $200,000 to $1,800,000. Mr. Bradley’s annual incentive continues to be comprised of 50% cash and 50% equity.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 14, 2012, TD Ameritrade Holding Corporation held its Annual Meeting of Stockholders, where three proposals were voted on. The proposals are described in detail in TD Ameritrade’s definitive proxy statement filed with the Securities and Exchange Commission on January 5, 2012. Of the 548,382,327 common shares outstanding and entitled to vote at the Annual Meeting, 520,699,911 common shares (or 94.95%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four directors to the board of directors to serve for three-year terms until the 2015 Annual Meeting of Stockholders. The votes for this proposal were:

	Number of Shares Voted For	Number of Shares Withheld	Broker Non-votes
W. Edmund Clark	415,917,996	83,721,414	21,060,501
Karen E. Maidment	495,463,707	4,175,703	21,060,501
Mark L. Mitchell	495,410,314	4,229,096	21,060,501
Fredric J. Tomczyk	435,409,107	64,230,303	21,060,501

Proposal 2. The stockholders approved, on an advisory basis, the compensation of TD Ameritrade’s named executive officers. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
497,758,933	1,479,549	400,928	21,060,501

Proposal 3. The stockholders ratified the appointment of Ernst & Young LLP as TD Ameritrade’s independent registered public accounting firm for the fiscal year ending September 30, 2012. The votes on this proposal were:

For	Against	Abstain
520,196,440	469,492	33,979

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: February 17, 2012	By:	/s/ William J. Gerber
Name: William J. Gerber
Title: Chief Financial Officer